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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Schweitzer-Mauduit International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    March 18, 2004

    Wayne H. Deitrich
    Chairman of the Board and
    Chief Executive Officer

    TO OUR STOCKHOLDERS:

            On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 29, 2004 at 11:00 a.m. at the Corporation's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

            At the Annual Meeting, stockholders will be asked to elect three directors for a three-year term and to approve the Corporation's Annual Incentive Plan and Long-Term Incentive Plan. The Corporation's Board of Directors recommends unanimously that you vote in favor of these proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

            It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors' recommendation, all you need do is sign and date the card.

            Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

            If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations, and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

WAYNE H. DEITRICH

Printed in the United States
on Schweitzer-Mauduit International, Inc. paper
manufactured in Lee, Massachusetts

    SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
    100 North Point Center East, Suite 600
    Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 29, 2004

            The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Corporation's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 29, 2004 at 11:00 a.m. for the following purposes:

1.	To elect 3 directors for a 3-year term to expire at the 2007 Annual Meeting of Stockholders;
2.	To approve the Schweitzer-Mauduit International, Inc. Annual Incentive Plan;
3.	To approve the Schweitzer-Mauduit International, Inc. Long-Term Incentive Plan; and
4.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

            You may vote all shares that you own as of March 4, 2004, which is the record date for the Annual Meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

Secretary and General Counsel

    March 18, 2004

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on April 29, 2004 ("Annual Meeting") and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the 3 directors nominated for election and for approval of the Corporation's Annual and Long-Term Incentive Plans. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Corporation another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Corporation intends to mail this Proxy Statement and proxy card, together with the 2003 Annual Report to Stockholders, on or about March 18, 2004.

        Each stockholder of record at the close of business on March 4, 2004 will be entitled to 1 vote for each share registered in such stockholder's name. As of March 4, 2004, there were 14,985,266 shares outstanding of the Corporation's common stock, par value $0.10 per share (the "Common Stock").

        The Corporation will pay the entire cost of the proxy solicitation. The Corporation has retained American Stock Transfer & Trust Company, the Corporation's transfer agent, to aid in the solicitation of proxies. Proxy solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Corporation's stock transfer agent and registrar. Only reasonable out-of pocket expenses on proxy solicitation services are charged separately. The Corporation will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies in person, by telephone or by other means of communication.

        If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan ("Plan"), the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the Plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustee of the Plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Corporation.

        Under Section 216 of the Delaware General Corporation Law and pursuant to the Corporation's By-Laws, a majority of the issued and outstanding shares of the Corporation's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters other than the election of directors that are presented for action, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders.

NOMINATION OF DIRECTORS

        Directors may be nominated by the Board of Directors or by stockholders in accordance with the By-Laws of the Corporation. The Nominating & Governance Committee will identify potential candidates and review all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with its mandate contained in its charter. The Nominating & Governance Committee's review includes an assessment of the person's judgment, experience, independence, understanding of the Corporation's business or other related industries, commitment and availability to prepare for and attend Board and Board Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Corporation. The Nominating & Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

        The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts, as it deems necessary and appropriate to assist it in the execution of its duties. To date, the Nominating & Governance Committee has not retained any third party to assist it in identifying potential nominees to serve on the Board of Directors.

        Any stockholder of record entitled to vote generally in the election of directors may submit a candidate for consideration by the Nominating & Governance Committee by notifying the Secretary and General Counsel in writing at the address noted on the face page of this Proxy Statement. The written notice of a stockholder's intent to make such nomination or nominations meeting the requirements described below, has to be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary and General Counsel of the Corporation, and received by the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs.

        The stockholder's notice to the Secretary and General Counsel shall state the following:

  •
  the name and address of record of the stockholder who intends to make the nomination;

  •
  a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

  •
  the name, age, business and residence addresses, and principal occupation or employment of each nominee;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

  •
  such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC"); and

  •
  the consent of each nominee to serve as a director of the Corporation if so elected.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Board of Directors presently has 8 members, 5 of whom are independent. The Board of Directors is divided into 3 classes that are elected on a staggered basis with 1 class elected each year for a 3-year term. All of the current directors have served on the Corporation's Board of Directors since November 30, 1995.

        The current Class III Directors, Mr. Wayne H. Deitrich, Mr. Leonard J. Kujawa and Mr. Larry B. Stillman, are incumbents nominated for re-election at the 2004 Annual Meeting to serve for a term to expire at the 2007 Annual Meeting of Stockholders, and until their successors are elected and have qualified. Mr. Deitrich is a member of management. The Board of Directors has determined that Messrs. Kujawa and Stillman are independent and that Mr. Kujawa qualifies as a financial expert, as discussed further in the section of the Proxy Statement captioned "Board and Committee Governance" found at page 11. Should any nominee become unable to serve, proxies may be voted for another person designated by the Board of Directors. The nominees have advised the Corporation that they will serve if elected. The remaining 5 directors will continue to serve as directors for the terms set forth on page 4.

Certain Information Regarding Directors and Nominees

        The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during the past 5 years, other directorships currently held by each as of the date hereof and certain other biographical information are as set forth on the following pages by class, in the order of the next class to stand for election.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Class III Directors
For a 3-Year Term Expiring at the 2007 Annual Meeting of Stockholders

Name	Age	Year First Elected a Director	Principal Occupation and Businesses During Last 5 Years and Current Directorships
Wayne H. Deitrich	60	1995	•	Chief Executive Officer of the Corporation, presently and since August 1995
			•	Chairman of the Board of the Corporation, presently and since November 1995
Leonard J. Kujawa	71	1995	•	Independent international financial consultant, presently and since 1995
			•	Director — American Electric Power Company
Larry B. Stillman	62	1995	•	Vice President, Northwest Group, xpedx, (formerly Dixon Paper), a distributor of printing paper, packaging supplies and equipment, presently and since 1988
			•	Managing General Partner for HEXAD Investment Company, an investment group focusing on equities and real estate, presently and since 1983
			•	Chairman — Advisory Board of the Utah Jazz

The Board of Directors unanimously recommends a vote FOR the election of the 3 nominees as Class III Directors.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class I Directors
Term Expiring at the 2005 Annual Meeting of Stockholders

Name	Age	Year First Elected a Director	Principal Occupation and Businesses During Last 5 Years and Current Directorships
Claire L. Arnold	57	1995	•	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, presently and since 1998
			•	Director — Ruby Tuesday, Inc.
			•	Director — International Multifoods, Inc.
			•	Chairman of the Board of Trustees of Mary Baldwin College
Laurent G. Chambaz	56	1995	•	Partner in the law firm of UGGC & Associés, presently and since January 2001
			•	Partner in the law firm of Chambaz in association with UGGC & Associés from October 1999 to December 2000
			•	Partner in the law firm of Lafarge Flécheux Chambaz from January 1999 to September 1999

Class II Directors
Term Expiring at the 2006 Annual Meeting of Stockholders

Name	Age	Year First Elected a Director	Principal Occupation and Businesses During Last 5 Years and Current Directorships
K.C. Caldabaugh	57	1995	•	Principal, Heritage Capital Group, an investment banking firm, presently and since July 2001
			•	Managing Principal, Southbank Consulting Group, a provider of operational and financial restructuring services, presently and since January 2002
			•	Chairman and Chief Executive Officer of Spinnaker Coating, Inc., a manufacturer of adhesive coated papers, from 1994 to March 2001. Spinnaker Coating, Inc. filed for Chapter 11 bankruptcy protection on November 13, 2001
Jean-Pierre Le Hétêt	60	1995	•	Chief Operating Officer of the Corporation, presently and since April 1998
			•	President — French Operations of the Corporation from August 1995 through October 2002
Richard D. Jackson	67	1995	•	Private investor, presently and since August, 1995
			•	Chairman of the Board of ebank Financial Services, Inc.

PROPOSAL TWO

APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
ANNUAL INCENTIVE PLAN

Annual Incentive Plan's Purpose

        The Annual Incentive Plan provides a cash award opportunity to its participants based on the accomplishment of performance objectives that are related to the business unit in which the participant is most directly involved and to individual performance objectives over an annual performance cycle. The purpose of the Annual Incentive Plan is to further unite the interests of the stockholders of the Corporation and its key executives through:

  (a)
  the annual establishment of Corporate objectives which are deemed by the Board of Directors to be in the best short-and long-range interests of the Corporation; and

  (b)
  the annual payment of incentive awards to each plan participant provided his or her performance has meaningfully contributed to the attainment of the Corporation's objectives.

        The full text of the Annual Incentive Plan has been filed electronically with the SEC.

        The following points summarize the material terms of the Annual Incentive Plan.

Administration of the Plan

        The Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors ("Compensation Committee"), which is composed of 3 independent directors in accordance with New York Stock Exchange Corporate Governance standards and listing rules. The members of the Compensation Committee also qualify under the "outside director" requirement for purposes of Section 162(m) of the Internal Revenue Code ("Code"). The Compensation Committee determines which officers, including the Chief Executive Officer ("CEO"), shall participate in the plan, establishes the business unit and CEO individual performance objectives at the beginning of each performance cycle and evaluates the progress toward accomplishment of the established performance objectives at the end of the performance cycle. The CEO may designate non-officer employees as participants in the plan and establish officer and non-officer individual performance objectives. The full Board of Directors establishes the performance objectives for the corporate unit.

Objective Areas, Performance Levels and Ascertainment of Performance Achieved

        For each objective (corporate, unit and individual), performance levels are established which, whenever possible, shall consist of successively higher standards or ranges. These performance levels are defined as Threshold, Target, Outstanding and Maximum. Performance below the Threshold level will not result in the payment of an award. A percentage weighting is assigned to each objective area for a total percentage weighting of 100%. Certain conditions called Control Measures may also be established which are either personal to an individual, or general as to a group of individuals. Failure to achieve a Control Measure may deprive the person to whom it applies of his or her right to receive part or all of an award notwithstanding the level of performance attained on any or all other applicable objectives. Performance achieved against objectives is determined upon completion of the audited results of the Corporation and its subsidiaries by the person or group that was authorized to set the objectives which means the Board of Directors or the Compensation Committee, except in the case of non-CEO individual performance objectives.

        Unit objectives have typically included such measures as growth in profitability for individual business units and growth in earnings per share for the corporate objective unit, although other objective measures may be used. Individual objectives may include specific target areas on which the participant should focus during the year.

Determining the Amount of an Incentive Award

        Generally, the incentive award a participant is eligible to receive is the sum of the values attributable to performance actually attained for each objective or objective area in which the participant has been assigned objectives or the unit to which he or she belongs. The amount of any award a participant is eligible to receive depends upon:

  (a)
  the participant's base salary;

  (b)
  the target incentive award percentage established for the participant;

  (c)
  the percentage weighting applicable to the objective or objective area; and

  (d)
  the performance percentage which applies as a consequence of the performance level attained in that area.

        The amount of the objective award for each objective or objective area shall be determined by multiplying (a) times (b) times (c) times (d). Target incentive cash opportunities under the Annual Incentive Plan for executive officers, including the CEO, can range from 30% to 75% of a participant's base salary with a maximum payout of up to 192.5% of the participant's target incentive award percentage. Awards earned are paid in cash in a lump sum provided the participant is still actively employed at the time of payment excepting only death, retirement or permanent or total disability.

Amendment of Objectives, Objective Areas and the Plan Terms

        The Compensation Committee or the Board of Directors may, in their discretion, adjust performance measurements, objectives or objective areas during the year, as may the CEO for non-CEO individual performance. However, this is typically not done except in extraordinary events that have a material impact on an objective, the occurrence of which could not reasonably have been foreseen or anticipated in the exercise of reasonable and good management.

        The Board of Directors has the power to amend the plan at any time, order the temporary suspension of its application or terminate it in its entirety; provided, however, that no such action shall adversely affect the rights or interests of participants theretofore vested.

Tax Treatment of the Annual Incentive Plan

        Stockholder approval of the material terms of the Annual Incentive Plan is required in order for the Corporation to comply with the performance-based compensation exception set forth in Code Section 162(m) and the regulations thereunder, so that, to the extent possible, compensation paid under the Annual Incentive Plan will be fully deductible by the Corporation.

The Board of Directors unanimously recommends a vote FOR approval of the material terms of the Corporation's Annual Incentive Plan.

PROPOSAL THREE

APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
LONG-TERM INCENTIVE PLAN

Long-Term Incentive Plan Purpose and Administration

        The Board of Directors has adopted a Long-Term Incentive Plan to better enable the Corporation to attract and retain key executives by providing a competitive and diversified total compensation package and to focus executives' attention on the long-term performance of the Corporation. The Long-Term Incentive Plan is administered by the Compensation Committee, which selects participants, establishes award objectives and determines achievement of objectives at the end of the award cycle. The Long-Term Incentive Plan generally sets awards and related objectives for a 3-year cycle although the cycle may be for a shorter or longer period. Participation in the Long-Term Incentive Plan is expected to be limited to approximately 12 individuals occupying executive management positions who can significantly and directly affect the Corporation's long-term performance; however, the Compensation Committee, in its discretion, may approve any employee of the Corporation as a Long-Term Incentive Plan participant.

        The full text of the Long-Term Incentive Plan has been filed electronically with the SEC.

        The following points summarize the material terms of the Long-Term Incentive Plan:

Determination of Award Opportunities

        The Long-Term Incentive Plan's award opportunities are based on a competitive market analysis of long-term incentive opportunities for executive management positions in other, comparable companies. Under the Long-Term Incentive Plan, a target cash award is established for each participant. The target cash award, taken together with a participant's stock option and restricted stock grants, is structured to provide the participant with a total long-term incentive award commensurate with the participant's responsibilities and contributions to long-term corporate performance.

        In determining the Corporation's performance goals that must be attained to earn an award for the performance cycles established under the Long-Term Incentive Plan, the Compensation Committee may use pre-established levels of growth in any 1 or a combination of the following criteria:

  1.
  the price of common stock;

  2.
  market share;

  3.
  sales;

  4.
  unit sales volume;

  5.
  return on equity, assets, capital or sales;

  6.
  economic profit;

  7.
  total shareholder return;

  8.
  costs;

  9.
  margins;

  10.
  earning or earnings per share;

  11.
  cash flow;

  12.
  customer satisfaction;

  13.
  pre-tax profit;

  14.
  operating profit;

  15.
  earnings before interest and taxes;

  16.
  earnings before interest, taxes, depreciation and amortization;

  17.
  debt/capital ratio;

  18.
  revenues from new product development;

  19.
  percentage of revenues derived from designated lines of business; and

  20.
  any combination of the foregoing.

        A participant in the Long-Term Incentive Plan can earn cash awards that range from 0% up to 200% of the performance award opportunity allocated by the Compensation Committee. The Compensation Committee may, in its discretion, adjust the award opportunity ranges above 200% through the use of special conditions established when the performance objectives are determined for a performance cycle.

Attainment of Awards and Payment

        Awards may be earned incrementally throughout the performance cycle, but are not paid until the completion of the performance cycle. Cash award payments will be made to participants following the end of a performance cycle. If a participant's employment is terminated during a performance cycle, that participant is not entitled to any cash payment under the Long-Term Incentive Plan for that cycle. Termination of employment due to retirement, death or total and permanent disability will result in a pro rata award payment for the portion of the performance cycle during which the participant was employed. Termination of employment within 2 years after a Change of Control of the Corporation (as defined in the Long-Term Incentive Plan) or an involuntary termination or constructive discharge within 2 years of a Potential Change of Control of the Corporation (as defined in the Long-Term Incentive Plan) will result in the payment of a pro rata award based on "target" performance. The Long-Term Incentive Plan is presently in the first year of a 2-year cycle ending in December 2005. There were 3 previous Long-Term Incentive Plan performance cycles where a cash award was possible: 1996-1998, 1997-1999 and 2001-2003 cycles. In the first 2 cycles, threshold performance was not achieved and no cash payment was made. The 2001-2003 cycle is the first time a cash award was earned and will be paid under the Long-Term Incentive Plan. Those payouts are reflected in the Executive Compensation Table on page 22.

Amendment

        The Board of Directors may, at any time, amend the Long-Term Incentive Plan, order the temporary suspension of its application, or terminate it in its entirety; provided, however, that no such action shall adversely affect the rights or interests of participants theretofore earned.

Tax Treatment

        Stockholder approval of the material terms of the Long-Term Incentive Plan is required in order for the Corporation to comply with the performance-based compensation exception set forth in Code Section 162(m) and the regulations thereunder, so that, to the extent possible, compensation paid under the Long-Term Incentive Plan will be fully deductible by the Corporation.

The Board of Directors unanimously recommends a vote FOR approval of the material terms of the Corporation's Long-Term Incentive Plan

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information as of December 31, 2003 and for the succeeding 60 calendar days regarding the number of shares of the Corporation's Common Stock beneficially owned by all directors and nominees, the Corporation's CEO and each of the Corporation's next 4 highest paid executive officers (collectively, the CEO and the next 4 highest paid executive officers are called the "Named Executive Officers" herein), and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Name of Individual or Identity of Group	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Claire L. Arnold	Common Stock	4,210(2)	*
Thierry E. Bellanger	Common Stock	36,290(3)	*
K.C. Caldabaugh	Common Stock	4,210(2)	*
Laurent G. Chambaz	Common Stock	7,395(4)	*
Wayne H. Deitrich	Common Stock	538,257(5)	3.4
Richard D. Jackson	Common Stock	8,395(4)	*
Leonard J. Kujawa	Common Stock	5,010(2)	*
Jean-Pierre Le Hétêt	Common Stock	151,185(6)	*
Paul C. Roberts	Common Stock	127,172(7)	*
Larry B. Stillman	Common Stock	9,447(4)	*
Peter J. Thompson	Common Stock	99,199(8)	*
All Directors, Named Executive Officers and executive officers as a group (14 Persons)	Common Stock	1,101,924(9)	7.0

(1)
Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of February 29, 2004, plus unexercised options vested as of February 29, 2004, for a total of 15,865,824 shares deemed outstanding. Individuals with an asterisk own less than 1% of the shares outstanding.

(2)
As of March 15, 2000, each of these directors elected to defer 100% of their quarterly retainer pursuant to the Deferred Compensation Plan for Outside Directors. In addition to the stock they beneficially own, their individual deferred compensation plan accounts have been credited with the equivalent of 4,428 stock units, including accumulated dividends, that are convertible into the Corporation's Common Stock at its fair market value or cash upon the director's retirement or earlier death or disability. This total includes the equivalent of 224 stock units received by the director pursuant to the Outside Directors Stock Plan on January 2, 2004.

(3)
Includes options to purchase 7,595 shares exercisable within 60 days.

(4)
Includes 224 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 2, 2004.

(5)
Includes: 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee; options to purchase 80,230 shares exercisable within 60 days; and 18,500 shares of restricted stock that include the power to vote such shares.

(6)
Includes options to purchase 35,740 shares exercisable within 60 days.

(7)
Includes options to purchase 19,390 shares exercisable within 60 days; 15,000 shares of restricted stock that include the power to vote such shares; 200 shares held by Mr. Robert's wife, Jane H. Roberts, individually; and 4,332 shares in which Mr. Roberts has shared voting and investment power with his wife.

(8)
Includes options to purchase 17,105 shares exercisable within 60 days and 15,000 shares of restricted stock that include the power to vote such shares.

(9)
Includes as to executive officers other than the Named Executive Officers options to purchase 22,050 shares exercisable within 60 days and 12,500 shares of restricted stock, 10,000 of which include the power to vote such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

        The following table sets forth certain information as of December 31, 2003 regarding the number of shares of Common Stock of the Corporation beneficially owned by each person who is known to the Corporation to own, directly or indirectly, more than 5% of the outstanding shares of the Corporation's Common Stock, and reflects the information presented in each such person's Schedule 13G (and amendments, if any, thereto) as filed with the SEC and provided to the Corporation. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Gardner Russo & Gardner and Thomas A. Russo (1) 223 East Chestnut Street Lancaster, Pennsylvania 17602-2783	1,701,237	11.49%
Wellington Management Company, LLP (2) 75 State Street Boston, Massachusetts 02109	1,311,600	8.89%
Barclays Private Bank Limited (3) 59/60 Grosvenor Street London, WIX 9DA England	1,168,101	7.91%
Royce and Associates, LLC 1414 Avenue of the Americas New York, NY 10019	945,700	6.40%

(1)
Based on a Schedule 13G/A filed on February 17, 2004, Gardner Russo & Gardner reported that it beneficially owns an aggregate of 1,701,237 shares with shared power to vote or to direct the vote and 1,701,237 shares with shared power to dispose or to direct the disposition of all such shares. Thomas Russo, a principal in Gardner Russo & Gardner and using the same reporting address, reported that of the 1,584,837 shares he beneficially owns, he holds sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 337,500 shares and shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 1,247,337 shares. Collectively, Thomas Russo and Gardner Russo & Gardner beneficially own 1,701,237 shares.

(2)
Based on a 13G filed on February 12, 2004, Wellington Management Company ("WMC") reported that, in its capacity as investment adviser, it may be deemed to beneficially own in the aggregate 1,311,600 shares which are held of record by clients of WMC. Of those shares, WMC has shared power to vote or to direct the vote of 829,800 shares and has shared power to dispose or to direct the disposition of 1,311,600 shares.

(3)
Based on a Schedule 13G filed on February 17, 2004, Barclays Private Bank Limited reported that it has beneficial ownership of 1,168,101 shares. Barclays Global Investors N.A., has the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 802,567 shares. Barclays Global Fund Advisors has the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of 261,049 shares.

BOARD AND COMMITTEE GOVERNANCE

Board of Directors and Standing Committees

        The Board of Directors met 5 times in 2003. Each director attended 100% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2003.

Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders

        The Corporation encourages members of the Board of Directors to attend each Annual Meeting of Stockholders and 7 of the 8 current directors, including all 6 of the non-management directors, attended the Annual Meeting of Stockholders held on April 24, 2003.

Lead Non-Management Director

        On February 27, 2003, K.C. Caldabaugh was elected as the lead non-management director to preside at meetings of the non-management directors. The non-management directors met independently from management 5 times in 2003.

Standing Committees

        The Audit Committee, the Compensation Committee and the Nominating & Governance Committee are the 3 Standing Committees of the Board of Directors. Each Standing Committee is composed entirely of independent directors.

        Copies of the Corporation's Corporate Governance Guidelines and the charters for each of the Standing Committees can be found on the Corporation's website at http://www.schweitzer-mauduit.com. Copies of these documents may also be obtained by directing a written request to the Secretary and General Counsel at the Corporation's headquarters address noted on the first page of this Proxy Statement.

Director Independence

        The Board of Directors unanimously adopted the following standard for director independence at its December 2002 meeting:

  An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board of Directors will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:

    a)
    A director who is employed by the Company or any of its affiliates for the current year or any of the past five (5) years.

    b)
    A director who is, or in the past five (5) years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).

    c)
    A director who is, or in the past five (5) years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

    d)
    A director who is, or in the past five (5) years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term "Family Member" shall mean a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person's home.

    e)
    A director who, during the current fiscal year or any of the past five (5) fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

    f)
    A director who is a partner in, or a controlling shareholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed one percent (1%) of the recipient's annual consolidated gross revenues in the current year or any of the past five (5) fiscal years; unless, for provisions (e) and (f), the Board of Directors expressly determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

        Based on the foregoing standard and the standards for independence articulated by the New York Stock Exchange ("NYSE") and the SEC, the Board affirmatively determined by resolution dated February 26, 2004 that the following directors, who collectively constitute 63% of the full Board and represent 100% of the membership of the Standing Committees, are independent:

  Ms. Claire L. Arnold
  Mr. K.C. Caldabaugh
  Mr. Leonard J. Kujawa
  Mr. Richard D. Jackson
  Mr. Larry B. Stillman

        There are currently 8 directors of which 2 directors, Wayne H. Deitrich and Jean-Pierre Le Hétêt, are also members of management and are therefore not considered independent under the NYSE Independence Standards or the Corporation's more stringent standard for independence. Of the remaining 6 directors, 5 are considered to be independent under the NYSE's and the Corporation's independence standards and 1, Laurent G. Chambaz, is not considered independent due to sums paid within the last 5 years by a subsidiary of the Corporation to law firms in which Mr. Chambaz was a partner.

Financial Expert

        The Board of Directors has determined that K.C. Caldabaugh and Leonard J. Kujawa qualify as financial experts, as such term is defined in Regulation S-K, Item 401(h), and both of these directors presently serve on the Audit Committee.

        The following table lists the current members, principal functions and meetings held in 2003 for each of the Committees:

Members	Principal Functions		Meetings in 2003	Unanimous Written Consents in 2003
Audit Committee Leonard J. Kujawa (Chair) K.C. Caldabaugh	•	Recommend to the Board of Directors the appointment of outside auditors to audit the records and accounts of the	7	0
Richard D. Jackson		Corporation.
	•	Retain and compensate outside auditors.
	•	Review scope of audits, provide oversight
No member serves on the		in connection with internal control,
audit committee of more than		financial reporting and disclosure systems.
3 public companies,	•	Monitor state and federal securities laws
including the Corporation's		and regulations.
Audit Committee.	•	Perform other such duties as the Board of Directors may prescribe.
All members are financially literate in the judgment of the Board of Directors.	•	The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Audit Committee Report."
Compensation Committee	•	Evaluate and approve officer compensation.	3	5
Richard D. Jackson (Chair)	•	Administer a number of the Corporation's
Claire L. Arnold		executive compensation plans.
Larry B. Stillman	•	Review salaried employees compensation plans.
	•	Evaluate and make recommendations on director compensation.
	•	The nature and scope of the Committee's responsibilities are set forth in further detail under the caption "Compensation Committee Report."
Nominating & Governance Committee K.C. Caldabaugh (Chair)	•	Recommend candidates to fill any vacancies on the Board of Directors; evaluate stockholder nominees.	3	0
Claire L. Arnold Larry B. Stillman	•	Supervise Board of Directors, Board Committee and individual director evaluation processes.
	•	Evaluate, monitor and recommend changes in the Corporation's governance policies.
	•	Monitor the Corporation's practices and procedures concerning compliance with applicable laws and regulations.

Compensation of Directors

        A director who is an officer or an employee of the Corporation or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board of Directors or any committee thereof, but is reimbursed for expenses incurred as a result of such service. Each director who is not an officer or employee of the Corporation or any of its subsidiaries or affiliates (a "non-employee director") received an annual retainer fee of $22,000, payable pro rata quarterly in advance. The fee is payable in Common Stock of the Corporation pursuant to the Outside Directors' Stock Plan (the "Directors' Plan"). In 2003, each non-employee director received 908 shares of Common Stock under the Directors' Plan or a similar amount in stock unit equivalents pursuant to the Schweitzer-Mauduit International, Inc. Deferred Compensation Plan for Non-Employee Directors for those directors who elected to participate in that plan. Each non-employee director also received a meeting fee of $3,000 for each Board of Directors meeting attended and a committee fee of $1,000 for each committee meeting attended excluding the Audit Committee quarterly conference calls. The Lead Non-Management Director received a quarterly fee of $2,500. Each chairperson of a committee received an additional $750 for each committee meeting attended. The Chairman of the Audit Committee was paid $1,000, and as of April 1, 2003 the other Audit Committee members were paid $500, for each quarterly conference call attended with the Corporation's management and outside auditors to review the Corporation's quarterly disclosure of its financial results. The members of the Audit Committee receive no direct or indirect compensation from the Corporation other than the compensation paid for service as a Director.

        Directors can annually elect to defer all or part of their compensation received from the Corporation pursuant to the Corporation's Non-Employee Directors Deferred Compensation Plan. Participation in this plan allows a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director's retirement from the Board of Directors or earlier death or disability.

  Audit Committee Report

        The following report summarizes the Audit Committee's actions during 2003. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        In accordance with its written charter, the Audit Committee of the Board of Directors ("Audit Committee") assists the Board of Directors by overseeing and monitoring:

  (1)
  the integrity of the Corporation's financial statements,

  (2)
  the Corporation's compliance with legal and regulatory requirements,

  (3)
  the outside auditor's qualifications and independence, and

  (4)
  the performance of the Corporation's internal control function, its system of internal and disclosure controls and the outside auditor.

The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange and the standards for determining a director's independence adopted by the Board of Directors.

        During 2003, the Audit Committee met 7 times, including discussion of the interim financial information and earnings guidance contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and outside auditor prior to public release.

        The following table summarizes the aggregate fees relating to amounts billed to the Corporation by its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, "Deloitte") for the fiscal years ended December 31, 2003 and 2002:

	2003	2002
Audit Fees (1)	$513,609	$411,600
Audit-Related Fees (2)	60,561	35,653
Tax Fees (3)	384,166	128,874
All Other Fees (4)	—	—

Total Fees	$958,336	$576,127

(1)
Includes fees billed for 2003 and 2002 for professional services rendered in connection with the audit of the annual financial statements, review of financial statements included in the Form 10-Q filings and for services provided for statutory and regulatory filings or engagements.

(2)
Includes fees incurred for 2003 and 2002 for assurance and related services, the audit of employee benefit plans and consultation on regulatory matters or accounting standards. Includes fees incurred for 2003 for consultation concerning Sarbanes-Oxley Act of 2002, Section 404 readiness.

(3)
Includes fees incurred for 2003 and 2002 for tax return preparation and compliance, tax advice and tax planning and tax due diligence of a potential acquisition. Includes fees incurred for 2003 for tax consultation regarding a legal restructuring in the Corporation's international operations to better align the legal structure with the business purposes. Includes fees incurred for 2002 for tax consultation regarding a possible joint venture and related legal structure.

(4)
Includes other fees not included in the above categories.

        The services performed by the outside auditor in 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its December 5, 2002 meeting, as amended at the April 21, 2003 meeting. These procedures describe the permitted audit, audit-related, tax, and other services (collectively, the "Disclosure Categories") that the outside auditor may perform. The procedure requires that prior to the beginning of each fiscal year, a description of the services (the "Service List") expected to be performed by the outside auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

        Services provided by the outside auditor during the following year that are included in the Service List are pre-approved following policies and procedure of the Audit Committee.

        Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        In addition, although not required by the rules and regulations of the SEC, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor relationship, while permitting the Company to receive immediate assistance from the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the Service List and the forecast of remaining services and fees for the fiscal year.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Corporation that might bear on the outside auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor's independence.

        The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Corporation's internal control function and its system of internal and disclosure controls.

        The Audit Committee discussed and reviewed with the outside auditor all communications required by SEC regulations and by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the outside auditor's examination of the financial statements.

        The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2003, with management and the outside auditor. Management has the responsibility for the preparation of the Corporation's financial statements and the outside auditor has the responsibility for conducting an audit of those statements.

        Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred in such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Leonard J. Kujawa (Chairman) K. C. Caldabaugh Richard D. Jackson

EXECUTIVE COMPENSATION

Compensation Committee Report

        The following report summarizes the Compensation Committee's actions during 2003. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The Compensation Committee was established by the Board of Directors on December 1, 1995, and is composed entirely of independent directors. The Board of Directors elects the members and the chairperson of the committee. The Compensation Committee's duties include establishing and administering the Corporation's compensation and benefit policies and practices for executive officers and key managerial employees. The Compensation Committee also administers the Annual Incentive Plan, the Equity Participation Plan, pursuant to which stock options are granted, the Restricted Stock Plan and the Long-Term Incentive Plan, as well as approving any contributions by the Corporation to the account of any participant in the Deferred Compensation Plan.

  Executive Compensation Policies

        The Corporation's executive compensation policies are designed to attract and retain qualified executives, to appropriately reward individual achievement, and to enhance the financial performance of the Corporation, and thus stockholder value, by significantly aligning the financial interests of the Corporation's executives with those of its stockholders. To accomplish these objectives, the executive compensation program as administered by the Compensation Committee consists primarily of:

  (i)
  annual cash compensation, the components of which are base salary and an annual variable cash incentive payable pursuant to the Corporation's Annual Incentive Plan and

  (ii)
  long-term incentive compensation plans consisting of stock options and restricted stock awards pursuant to the Corporation's Equity Participation Plan and Restricted Stock Plan, respectively, and a long-term performance incentive award payable in cash pursuant to the Corporation's Long-Term Incentive Plan.

        Base salary and annual bonuses are designed to recognize individual performance and achievement of business objectives each year. The value of long-term incentives is directly linked to the financial performance of the Corporation including, in the case of stock options and restricted stock, the performance of the Corporation's Common Stock, and, therefore, total stockholder return. Executive officers also participate in other benefit plans available to employees generally, including the Corporation's Retirement Plan, Retirement Savings Plan and a medical plan.

        In developing the Corporation's executive compensation programs and to assist in determining appropriate compensation levels for executives, the Compensation Committee retained a national compensation consulting firm to provide information and advice regarding plan design and industry pay practices for executives holding specified positions. Comparative compensation information was drawn from a broader range of companies than those included in the industry index used in the performance graph on page 29 of this Proxy Statement, and not all of the companies included in the performance graph were included in the surveys utilized. The Compensation Committee's objective is to provide opportunities to an executive officer for compensation, both on an overall basis and on the basis of each respective component, which is targeted in each case at the 50th percentile of the market groups studied.

  Annual Salary and Incentive Bonuses

        In determining the base salaries of executive officers, the Compensation Committee reviewed salaries paid to similarly situated executives in the companies reflected in the above-described compensation study. In establishing base salary levels, the Compensation Committee considers such factors as job complexity, performance, level of responsibility, the relationship of the position to the Corporation's long-term strategic goals, and the particular individual's skills, experience and background. While no pre-established weightings are given to these factors, particular emphasis is placed on attracting and retaining quality individuals in order to develop and retain an effective executive team for the Corporation.

        The purpose of the Corporation's Annual Incentive Plan is to further unite the interests of the stockholders of the Corporation and its key employees through:

  (i)
  the annual establishment of Corporate objectives and

  (ii)
  the annual payment of cash incentive awards to key employees based on individual performance and the attainment of the Corporation's objectives.

        Target incentive cash opportunities under the Annual Incentive Plan for executive officers, including the CEO, can range from 30% to 75% of a participant's base salary with a maximum payout of up to 192.5% of the participant's target incentive award percentage. Actual annual cash bonuses are determined by measuring performance against specific goals established at the beginning of each year. The goals take into account, depending on the responsibility of the individual, 2 or more of the following:

  •
  the individual's performance;

  •
  the performance of the functional group or unit with which the individual is associated (primarily based upon the operating profit of such unit); and

  •
  the overall performance of the Corporation (primarily based upon diluted earnings per share).

        Such goals may or may not be equally weighted and may vary from one executive officer to another. With the exception of individual performance goals, which do not constitute more than 30% of any executive officer's total Annual Incentive Plan award opportunity, Annual Incentive Plan awards for the functional unit's and the Corporation's performance comprise the majority of any award opportunity.

  Long-Term Incentive Compensation

        The Corporation's long-term incentive compensation for its key executives consists of:

  (i)
  grants of stock options pursuant to the Corporation's Equity Participation Plan;

  (ii)
  grants of restricted stock pursuant to the Restricted Stock Plan; and

  (iii)
  a cash opportunity payable based on achievement of objectives generally over a 3-year performance period pursuant to the Corporation's Long-Term Incentive Plan.

        The Equity Participation Plan is intended to provide a means of encouraging an ownership interest in the Corporation by those employees who have contributed or are determined to be in a position to contribute materially to the success of the Corporation, thereby increasing their motivation for and interest in the achievement of the Corporation's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the Corporation's Common Stock, stock options are viewed as a means of encouraging executives and other key management employees to increase long-term stockholder value. The Compensation Committee grants stock option awards based on such factors as the competitive target long-term incentive opportunity for executives with comparable responsibilities in similarly sized corporations, individual contributions to corporate performance and management recommendations. The Equity Participation Plan mandates that the strike price of any options awarded be set at no less than the fair market value of the Common Stock at the time of grant.

  Equity Compensation Plan Information

        The following table provides information, as of December 31, 2003, with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans:

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding securities reflected in the first column)
Equity Compensation Plans approved by stockholders:
Equity Participation Plan	1,585,639	$19.99	424,960

Total approved by stockholders			424,960

Equity Compensation Plans not approved by stockholders:
Outside Directors Stock Plan	N/A	N/A	103,901
Restricted Stock Plan	N/A	N/A	922,000

Total not approved by stockholders			1,025,901

Grand Total	N/A	N/A	1,450,861

N/A — Not applicable.

        The Restricted Stock Plan is intended to promote the long-term financial success of the Corporation by attracting to and retaining for the Corporation and its Affiliates outstanding executive personnel and to motivate such personnel by means of restricted stock grants to contribute to the Corporation's success. The Compensation Committee designates the participants in the Restricted Stock Plan and establishes the terms on which grants of restricted stock are made. Awards of restricted stock will be made from the Corporation's treasury stock and constitute an immediate transfer of ownership to the participant of shares of the Corporation's Common Stock, including the right to vote the shares and to receive dividends thereon, at a share price established by the Compensation Committee in its discretion. The Participant's continued ownership of and right to freely transfer the restricted stock is subject to such conditions on transferability and to such risks of forfeiture as are established by the Compensation Committee at the time of the grant, which may include continued employment with the Corporation for a defined period, achievement of specified management performance objectives or other conditions. As with stock options, a portion of the value of restricted stock bears a direct relationship to the value of the Corporation's Common Stock and, therefore, total stockholder return.

        The Long-Term Incentive Plan is designed to enable the Corporation to attract and retain key executives by providing a competitive and diversified total compensation package and to help focus executives' attention on the long-term performance of the Corporation. The Compensation Committee designates participants in the Long-Term Incentive Plan, determines cash award opportunities generally on the basis of a 3-year performance period and is otherwise responsible for administration of the Long-Term Incentive Plan. Performance is measured on a cumulative basis and a portion of each performance cycle's overall cash award opportunity may be earned annually. A part of the award opportunity may still be earned in each year even if the cumulative performance objectives are not met provided that pre-established stand-alone annual objectives are achieved. Payment of any earned award is made at the end of the performance period and is subject to the participant's continued employment at the time of payment, except in the case of approved retirement, death or disability. New award opportunities are not established until the current performance period is concluded thereby maintaining a clearer focus on the long-term performance objectives established by the Compensation Committee for each performance cycle. The Long-Term Incentive Plan award opportunities are based on a competitive market analysis of long-term incentive opportunities for executive management positions in comparable companies. Under the Long-Term Incentive Plan, a target cash award is established for each participant, which, taken together with a participant's stock option and restricted stock grants, is structured to provide the participant with a total long-term incentive award commensurate with the participant's responsibilities. The award opportunity is allocated 50% in cash and 50% in equity opportunity in the form of stock options granted under the Equity Participation Plan or restricted stock granted under the Restricted Stock Plan. A participant in the Long-Term Incentive Plan can earn cash awards that range from 0% up to 200% of the performance award opportunity allocated by the Compensation Committee. The Compensation Committee may, in its discretion, adjust the award opportunity ranges up or down through the use of special conditions established when the performance objectives are determined for a performance cycle under the Long-Term Incentive Plan. An award opportunity was established by the Compensation Committee and approved by the Board of Directors for the 2001 - 2003 performance period and is now concluded.

        The Compensation Committee established a new award opportunity for the 2004-2005 performance cycle. This award opportunity is a 2-year period because the number of shares authorized for the grant of stock options under the Equity Participation Plan were insufficient to address a 3-year cycle. As each long-term incentive opportunity is a combination of cash and equity opportunities, this 2-year period was appropriate. The Corporation decided not to seek shareholder authorization for additional shares to be issued for stock option grants until an evaluation of the continued use of stock options in light of pending changes in their accounting treatment is completed.

  Deferred Compensation

        As an adjunct to the annual salary and to the annual bonus and long-term incentive bonus that may be earned under the Annual Incentive Plan and Long-Term Incentive Plan, respectively, by the Named Executive Officers and other key employees, the Corporation has a Deferred Compensation Plan. The Deferred Compensation Plan permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25% and 50%, respectively. Eligibility to participate in the Deferred Compensation Plan is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Corporation may, with Compensation Committee approval, make cash contributions to a participant's account in the Deferred Compensation Plan.

Compensation of Chief Executive Officer

        The Compensation Committee has traditionally used the same compensation policy for all executive officers described above to determine the compensation for Wayne H. Deitrich, the Chairman and Chief Executive Officer. In 2003, the Compensation Committee and Mr. Deitrich agreed to revise the basis on which his base salary would be determined. Under the revised compensation approach, Mr. Deitrich's base salary will remain at $500,000 per annum (currently 75% of the targeted 50th percentile or 37.5% — the target level — of the base salary paid to the Chairman and Chief Executive Officers of public companies comparable to the Corporation in 2003). Mr. Deitrich's base salary will not be adjusted unless the 50th percentile target level, as determined by an independent consultant's competitive compensation analysis, is greater than $667,000, at which point his base salary will adjust to 75% of the new target level. Effective in 2003, annually, the Board of Directors evaluates Mr. Deitrich's performance and, if the Board determines it to be satisfactory, the Board may award Mr. Deitrich up to 3,500 shares of Restricted Stock in recognition of his annual performance. As a result of these changes, an increased portion of Mr. Deitrich's total compensation is tied to the value of the Corporation's stock and thereby his interests are further aligned with the economic interest of the Corporation's stockholders. Mr. Deitrich will continue to participate in the Annual Incentive Plan, Long-Term Incentive Plan, Restricted Stock Plan and the Equity Participation Plan on the same basis as the other officers of the Corporation.

Corporate Tax Deduction for Executive Compensation

        Pursuant to the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), annual compensation payable to the CEO and each of the 4 highest paid executive officers of a public corporation will not be deductible by the corporation for Federal Income Tax purposes to the extent any such officer's overall compensation exceeds $1,000,000. Certain types of compensation, including qualifying performance-based incentive compensation that is stockholder approved, are deductible and excluded for purposes of calculating the $1,000,000 base under Code Section 162(m). OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Compensation Committee will take advantage of qualifying compensation paid to the Named Executive Officers under OBRA to maintain the Corporation's deduction for such expenses where it deems appropriate and advisable. The Board of Directors has determined that it is in the Corporation's best interest to qualify the Annual Incentive Plan and the Long-Term Incentive Plan under Code Section 162(m) and has therefore presented those plans for stockholder approval. However, all executive compensation plans and compensation paid to the Named Executive Officers may not be so qualified.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Richard D. Jackson (Chairman)
Claire L. Arnold
Larry B. Stillman

        The executive compensation information reported in the Summary Compensation Table set forth below is for services rendered to the Corporation and its subsidiaries, in accordance with the rules and regulations of the Securities and Exchange Commission, commencing on January 1, 2001 and ending on December 31, 2003, the last day of the Corporation's 2003 fiscal year. All salary, bonus and other compensation is reported notwithstanding that portions of such compensation may not have yet been paid by the Corporation or may have been deferred by the recipient and therefore not technically received by the recipient in the period reported.

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Securities Underlying Options (#)(1)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)		All Other Compensation ($)
Wayne H. Deitrich Chairman of the Board and Chief Executive Officer	2003 2002 2001	503,846(2) 510,577(2) 490,000	748,613(3)(4) 752,560(7) 470,915(8)	6,000(5) 5,500(5) 5,100(5)	104,230(6) 0 0	85,450 93,250 66,550	0 0 74,465(9)
Thierry E. Bellanger President — French Operations (10)	2003 2002	303,905(2)(11) 321,883(2)(11)(13)	168,608(3)(12) 112,302(7)(12)	0 0	0 0	9,400 6,450	0 0
Jean-Pierre Le Hétêt Chief Operating Officer and President — French Operations (14)	2003 2002 2001	492,106(2)(11) 390,452(2)(11) 528,437(2)(11)(15)(16)	350,492(3)(12) 368,671(7)(12) 169,553(8)(12)	0 0 0	0 0 0	42,450 38,750 28,450	0 0 84,280(9)
Paul C. Roberts Chief Financial Officer and Treasurer	2003 2002 2001	287,654(2) 277,269(2) 264,808(2)	248,636(3) 246,715(7) 172,750(8)	6,596(5)(17) 6,066(5)(17) 5,486(5)(17)	0(18) 59,375(21) 95,750(22)	18,000 18,900 20,800	15,000(19)(20) 15,000(19)(20) 29,080(9)(20)
Peter J. Thompson President — U.S. Operations	2003 2002 2001	245,000 235,000 225,000	212,941(3) 153,940(7) 108,326(8)	6,221(5)(17) 5,710(5)(17) 5,224(5)(17)	0(18) 59,375(21) 95,750(22)	15,900 16,650 18,350	20,304(19)(20)(23) 23,289(19)(20)(23) 13,975(9)(20)

(1)
Awarded January 2, 2003, January 15, 2002 and January 8, 2001, respectively.

(2)
Includes unused regular vacation earned by Messrs. Deitrich, in the amount of $3,846 for 2003, and $10,577 for 2002; Bellanger in the amount of $23,256 for 2003 and $12,712 for 2002; Le Hétêt in the amount of $40,449 for 2003, $31,074 for 2002 and $31,691 for 2001; and Roberts, in the amount of $10,654 for 2003, $10,269 for 2002 and $9,808 for 2001.

(3)
Includes amounts earned in the third year of the 2001-2003 performance cycle under the Corporation's Long-Term Incentive Plan, payment of which is subject only to continued employment through the end of the performance cycle, in the following amounts: for Mr. Deitrich $297,675, for Mr. Bellanger $64,216; for Mr. Le Hétêt $170,615; for Mr. Roberts $92,948; and for Mr. Thompson $82,013.

(4)
The Board temporarily suspended the application of the Annual Incentive Plan and the Long-Term Incentive Plan for Mr. Deitrich as permitted by the plans' terms pending the outcome of the stockholder vote to approve those plans. The amounts that he is estimated to earn under both of those plans, but for the suspension by the Board, are included in the Bonus figure notwithstanding that such sums may not be earned until mid-2004 or may be deferred by Board direction.

(5)
Includes contributions by the Corporation of $6,000 for 2003, $5,500 for 2002 and $5,100 for 2001 to the Schweitzer-Mauduit International, Inc. Retirement Savings Plan.

(6)
The closing price of the Common Stock was $29.78 per share on December 31, 2003 and was used to determine the dollar value of the Restricted Stock grants awarded under the Corporation's Restricted Stock Plan ("Restricted Stock") on December 11, 2003 in the amount of 3,500 shares. Dividends are payable to the holders of the Restricted Stock. Mr. Deitrich holds an additional 15,000 shares of restricted stock worth $446,700.

(7)
Includes amounts earned in the second year of the 2001-2003 performance cycle under the Corporation's Long-Term Incentive Plan, payment of which is subject only to continued employment through the end of the performance cycle, in the following amounts: for Mr. Deitrich $217,560; for Mr. Bellanger $28,224; for Mr. Le Hétêt $103,976; for Mr. Roberts $67,932; and for Mr. Thompson $59,940.

(8)
Includes amounts earned in the first year of the 2001-2003 performance cycle under the Corporation's Long-Term Incentive Plan, payment of which is subject only to continued employment through the end of the performance cycle, in the following amounts: for Mr. Deitrich $219,398; for Mr. Le Hétêt $88,976; for Mr. Roberts $68,506; and for Mr. Thompson $60,446.

(9)
Includes value received for surrendering outstanding options granted in 1998. Individuals received 50% of the present value of the options as of February 21, 2001 calculated using the Black-Scholes option valuation method that resulted in the following payments: for Mr. Deitrich in the amount of $74,465; for Mr. Le Hétêt in the amount of $84,280; for Mr. Roberts in the amount of $19,080; and for Mr. Thompson in the amount of $ 3,975.

(10)
Mr. Bellanger became President — French Operations on November 1, 2002.

(11)
Includes for Mr. Bellanger $5,814 for 2003 and $12,712 for 2002 and for Mr. Le Hétêt $13,482 for 2003 and $8,106 for 2002 for the amount accrued for hours credited to the employee under various French Laws.

(12)
Includes the contribution to the Profit Sharing Plan ("Participation") by LTR Industries, S.A., the Corporation's 72%-owned subsidiary, on Mr. Bellanger's behalf in the amount of $23,109 for 2003, $18,655 for 2002; on Mr. Le Hétêt's behalf in the amount of $23,109 for 2003, $18,655 for 2002 and, $11,969 for 2001.

(13)
Includes $88,061 that Mr. Bellanger elected to take in the form of a cash distribution from his Comp Epargne Temp ("CET") in 2002. Under French law, salaried employees accumulate supplemental hours of paid leave that can be credited to an account, the CET, in accordance with specific regulations. This account grows over their career and the hours accumulated may be withdrawn upon retirement or under other special circumstances. The funds removed from the CET by Mr. Bellanger reflected a redemption of hours at his 2002 rate of pay that had been accumulating since 1988 under these legally mandated programs.

(14)
Jean-Pierre Le Hétêt was President-French Operations through October 31, 2002. He continues to serve in his capacity as Chief Operating Officer.

(15)
Includes $132,081 that Mr. Le Hétêt elected to take in the form of a cash distribution from his Compte Epargne Temps ("CET") in 2001. The funds removed from the CET by Mr. Le Hétêt reflected a redemption of hours at his 2001 rate of pay that had been accumulating since 1988 under these legally mandated programs.

(16)
Includes $80,866 representing 74 days of paid leave accumulated under various French laws for Mr. Le Hétêt.

(17)
Includes imputed income for group life insurance coverage in excess of $50,000 for: Messrs. Roberts, in the amount of $596 for 2003, $566 for 2002 and $386 for 2001 and Thompson in the amount of $221 for 2003, $210 for 2002 and$124 for 2001.

(18)
The closing price of the Common Stock was $29.78 per share on December 31, 2003 and was used to determine the dollar value of the restricted stock held by Messrs. Roberts and Thompson. Mr. Roberts and Mr. Thompson each have 15,000 shares of restricted stock valued at $446,700.

(19)
Includes a contribution by the Corporation pursuant to the Corporation's Deferred Compensation Plan in the amount of $5,000 made on January 1, 2003 and January 1, 2002. The contribution vests on January 1, 2006.

(20)
Includes a contribution by the Corporation pursuant to the Corporation's Deferred Compensation Plan in the amount of $10,000 made on January 1, 2003, January 1, 2002 and January 1, 2001. The contribution vests on January 1, 2004.

(21)
The closing price of the Common Stock was $23.75 per share on December 31, 2001 and was used to determine the dollar value of the Restricted Stock grants awarded January 1, 2002 in the amount of 2,500 shares each for Messrs. Roberts and Thompson. Dividends are payable to the holders of the Restricted Stock.

(22)
The closing price of the Common Stock was $19.15 per share on December 29, 2000 and was used to determine the dollar value of the Restricted Stock grants awarded on January 1, 2001 in the amount of 5,000 shares each for Messrs. Roberts, and Thompson. Dividends are payable to the holders of the Restricted Stock.

(23)
Includes a contribution by the Corporation to the Deferred Compensation Plan for Mr. Thompson in the amount of $5,304 for 2003 and $8,289 for 2002 representing the amount by which the cash balance formula pension plan contribution exceeded IRS limitations.

2003 Option Grants, Option Exercises and Option Values

        The following table sets forth information concerning stock options granted during 2003 to the Named Executive Officers of the Corporation.

2003 Option Grants

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/Share) (3)	Expiration Date (4)	Grant Date Present Value ($)(5)
Wayne H. Deitrich	85,450	37%	24.53	January 1, 2013	625,494
Thierry E. Bellanger	9,400	4%	24.53	January 1, 2013	68,808
Jean-Pierre Le Hétêt	42,450	19%	24.53	January 1, 2013	310,734
Paul C. Roberts	18,000	8%	24.53	January 1, 2013	131,760
Peter J. Thompson	15,900	7%	24.53	January 1, 2013	116,388

(1)
Represents shares of Common Stock underlying options granted on January 2, 2003 pursuant to the Corporation's Equity Participation Plan.

(2)
The Corporation granted options during fiscal 2003 to employees to purchase an aggregate of 228,200 shares of Common Stock.

(3)
The exercise price of the options granted in 2003 was based upon the mean of the high and low sales prices of the Corporation's Common Stock on January 2, 2003, the date the options were granted.

(4)
The options granted in January 2003 are exercisable in increments of 30%, 30% and 40% on or after January 2, 2004, January 2, 2005 and January 2, 2006, respectively.

(5)
Calculation is based on the Black-Scholes option-pricing model adapted for use in valuing stock options. The following assumptions were used for the 2003 grants: market value of the stock equal to the exercise price; ten-year option term; estimated volatility of 33%; risk-free rate of return of 4.23% based on the interest rate on 10-year government securities; and a yield of 3.10%. The resulting Black-Scholes option value was $7.32.

        The following table sets forth information concerning the pre-tax value of unexercised options held by the Corporation's Named Executive Officers as of December 31, 2003. As noted in the following table, Named Executive Officers exercised options in 2003.

Aggregated Options Exercises in 2003 and
2003 Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)(2)		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(3)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne H. Deitrich	18,467(4)	117,186	412,531	177,345	4,410,082	1,166,313
Thierry E. Bellanger	0	0	16,995	16,755	217,441	109,427
Jean-Pierre Le Hétêt	0	0	190,495	80,955	2,119,938	524,455
Paul C. Roberts	17,200(5)	144,520	84,150	39,550	982,896	153,342
Peter J. Thompson	6,200(6)	57,831	62,805	34,895	667,488	238,607

(1)
Value realized was calculated using the mean of the high and low sales prices of the Corporation's Common Stock on the date the option was exercised.

(2)
All options granted in 1995, 1999 and 2000 have vested, 60% of the options granted in 2001 have vested and 30% of the options granted in 2002 have vested.

(3)
The fair market value of the Corporation's Common Stock was $29.78 per share (closing price) on December 31, 2003.

(4)
All options were exercised pursuant to a 10b5-1 plan. Of the 18,467 shares exercised, 5,167 shares were exercised and held.

(5)
All options were exercised pursuant to a 10b5-1 plan. Of the 17,200 shares exercised, 2,200 shares were exercised and held.

(6)
All options were exercised pursuant to a 10b5-1 plan. Of the 6,200 shares exercised, 1,200 shares were exercised and held.

  Defined Benefit Retirement Plan

        The Corporation provides certain benefits to its U.S. employees through the Schweitzer-Mauduit International, Inc. Retirement Plan (the "Retirement Plan"), a U.S. pension plan covering hourly and salaried employees. In July 2000, the Retirement Plan was amended to add a cash balance formula benefit that would apply to newly hired employees, certain employees previously covered under the final average pay formula benefit and employees who had the right to elect coverage under either the new cash balance formula benefit or the final average pay formula benefit. The final average pay formula benefit and the cash balance formula benefit provisions of the Retirement Plan are discussed separately below.

Final Average Pay Formula Benefit

        The final average pay formula benefit entitles each vested salaried U.S. employee participating in that benefit formula to an annual pension benefit at normal retirement equal to 1.50% of final average earnings times the employee's years of service, subject to a deduction for social security benefits or, if greater,

1.125% of final average earnings times years of service plus a specific amount for certain employees. Final average earnings is defined as the highest average of any 5 years of Earnings (as defined in the Retirement Plan) out of the last 15 calendar years of employment, or over the last 60 months of credited service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service.

        Retirement benefits for salaried participants who have at least 5 years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with 10 years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

        Table A illustrates the estimated annual benefits payable upon retirement at age 65 without regard to IRS limitations under the Retirement Plan for specified highest 5-year average remuneration and years-of-service classifications for U.S. salaried employees, computed on a single-life annuity basis, without deduction for Social Security or other offset amounts. Benefits will be adjusted if the employee receives one of the optional forms of benefit. Benefits under the Retirement Plan will be limited to the extent required by U.S. tax provisions. Any excess over such limitation for certain salaried employees will be paid pursuant to supplemental arrangements.

Table A
Final Average Pay Formula Benefit

	Years of Benefit Service
Average Annual Earnings	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years
$ 100,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000	$67,500
200,000	45,000	60,000	75,000	90,000	105,000	120,000	135,000
300,000	67,500	90,000	112,500	135,000	157,500	180,000	202,500
400,000	90,000	120,000	150,000	180,000	210,000	240,000	270,000
500,000	112,500	150,000	187,500	225,000	262,500	300,000	337,500
600,000	135,000	180,000	225,000	270,000	315,000	360,000	405,000
700,000	157,500	210,000	262,500	315,000	367,500	420,000	472,500
800,000	180,000	240,000	300,000	360,000	420,000	480,000	540,000
900,000	202,500	270,000	337,500	405,000	472,500	540,000	607,500
1,000,000	225,000	300,000	375,000	450,000	525,000	600,000	675,000

        The estimated years of benefit service, which includes years of benefit service while at Kimberly-Clark Corporation (from which the Corporation was spun-off in November, 1995) as of normal retirement at age 65, for Messrs. Deitrich and Roberts, are 38.5 and 36.6, respectively. Mr. Thompson has his retirement benefits determined under the cash balance formula benefit.

        Mr. Bellanger and Mr. Le Hétêt's retirement benefits are provided under a foreign subsidiary's pension plan that bases benefits on years of service and compensation. Mr. Bellanger's projected annual benefit at normal retirement at age 65 is 293,000 Euros or $368,711 with 42 years of credited service. Mr. Le Hétêt's projected annual benefit at normal retirement at age 65 is 350,233 Euros or $440,733 with 28 years of credited service.

Cash Balance Benefit Formula

        The cash balance formula benefit covers all salaried employees hired on or after July 1, 2000 and salaried employees as of July 1, 2000 who are not "grandfathered" under the terms of the Retirement Plan, or were grandfathered employees who chose the cash balance formula benefit. Salaried employees who, as of July 1, 2000, had either attained the sum of their age plus years of vesting service equal to 65 or more, or attained the sum of their age plus years of vesting service equal to 60 or more and had at least 15 years of vesting service were grandfathered under the final average pay formula benefit. The grandfathered employees had until October 1, 2000 to elect to remain under the final average pay formula benefit or to take the cash balance formula benefit. The terms of participation of hourly employees in the cash balance benefit formula are negotiated for each bargaining unit as part of the collective bargaining process.

        For salaried employees who as of July 1, 2000 were not grandfathered or who were grandfathered, but elected the cash balance formula benefit, an initial account balance was established based on the employee's accrued benefit payable at normal retirement age under the final average pay formula benefit converted to a lump sum based on a mortality table and an interest rate that was consistent with industry norms.

        A "Retirement Contribution Credit" is added to the participant's account balance each year in which the participant accrues a year of vesting service. The Retirement Contribution Credit is determined in accordance with the schedule noted in Table B. The account balance is also credited with an interest credit based on the average yield for 30-year Treasury securities for the November immediately preceding the current Retirement Plan year.

Table B
Retirement Contribution Credit

Participant's Attained Age Plus Years of Vesting Service	Percentage of All Earnings	Plus Additional Percentage of Earnings Over Social Security Wage Base
35 or less	2.4	2.4
36 to 44	3.2	3.2
45 to 54	4.0	4.0
55 to 64	4.8	4.8
65 and over	6.4	5.7

        Participants have the option to receive their vested account balance as either a lump-sum payment or an immediate single life annuity or a 50% joint and survivor annuity if married when they terminate employment with the Corporation or become disabled.

        Mr. Thompson is the only Named Executive Officer who participates in the cash balance formula benefit. Messrs. Deitrich and Roberts are grandfathered employees who elected to remain covered by the final average pay formula benefit.

        Table C shows the estimated annual retirement benefit payable under the cash balance formula benefit for Mr. Thompson computed as a single life annuity based on 2002 earnings, without taking Code limitations into account. These estimates assume an average annual interest credit of 4.96%, actual 2003 earnings and earnings increases of 4% per year thereafter. The Social Security wage base was also assumed to increase 4% per year.

Table C
Cash Balance Benefit Formula

Named Executive Officer	Year Reaching Age 65	Amount of Level Annuity ($)
Peter J. Thompson	2027	$170,674

  Supplemental Retirement Arrangements.

        The Corporation's supplemental retirement arrangements provide a benefit equal to the difference between:

  (i)
  the benefit payable to a participant under the Retirement Plan and

  (ii)
  the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Code Section 401(a)(17) and the limitations on benefits under Code Section 415 ("excess benefits").

        Participants who accrue a final average pay formula benefit obtain their excess benefits through the Supplemental Benefit Plan to the Retirement Plan. The excess benefit amount for cash balance plan participants is annually credited to the participant's account in the Deferred Compensation Plan. These supplemental arrangements are unfunded and participation is limited to salaried employees with earnings in excess of Code Section 401(a)(17) limits and who are members of a select group of management or highly-compensated employees.

Executive Severance Plan

        The Corporation's Executive Severance Plan (the "Severance Plan") provides that in the event of termination of a participant's employment with the Corporation or one of its French affiliates for any reason other than Death, Disability or Retirement (as defined in the Severance Plan) within 2 years after a change of control of the Corporation, as defined in the Severance Plan, a participant employed in the United States will be entitled to:

  (i)
  receive a cash payment in an amount equal to 3 times the highest annual compensation (base salary and annual incentive awards) paid or payable within the 3 year period ending on the date of termination;

  (ii)
  receive health, dental and life insurance benefits from the Corporation for a period of 3 years; and

  (iii)
  receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for 3 years following termination.

        A participant employed by one of the Corporation's French affiliates is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France. Severance payments under the Severance Plan for participants subject to United States Federal Income Tax will be limited to the extent necessary to avoid an excise tax on the participant under Code Section 4999 if the "parachute payments" under Code Section 280G with respect to such participant are less than 3.5 times the "base amount" for purposes of Code Section 280G. If such parachute payments equal or exceed 3.5 times such base amount with respect to a participant, the Corporation shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999. The Compensation Committee of the Board of Directors of the Corporation has established the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the 2-year period following a change of control of the Corporation without the consent of all of the participants. The Corporation has agreements under the Severance Plan with the Named Executive Officers and certain other key employees. The maximum amount payable upon termination (with respect to base salary and annual incentive compensation) pursuant to the agreements under the Severance Plan with the Named Executive Officers, assuming that a change of control of the Corporation and the termination of their employment had occurred on December 31, 2003, would have been as follows:

  •
  Mr. Deitrich, $3,105,000.
  •
  Mr. Bellanger, $1,068,354.
  •
  Mr. Le Hétêt, $1,791,936.
  •
  Mr. Roberts, $1,337,349.
  •
  Mr. Thompson, $1,127,784.

        If a participant's employment is otherwise terminated for any reason other than Death, Retirement, Voluntary Resignation or Cause (as defined in the Severance Plan), the participant will receive a cash payment in an amount of up to 24 months base salary.

Performance Graph

        The following graph compares the total cumulative stockholder return on the Corporation's Common Stock during the period from December 31, 1998 through December 31, 2003, with the comparable cumulative total returns of the Wilshire 5000 Index and a self-constructed peer group that reflects, but is not exactly comparable to the Dow Jones Paper Products Index ("Peer Group"). The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1998 and that all dividends were reinvested. The Peer Group is comprised of the following companies:

  •
  Boise Cascade Corporation
  •
  Bowater Incorporated
  •
  FiberMark, Inc.
  •
  International Paper Company
  •
  P.H. Glatfelter Company
  •
  MeadWestvaco Corporation and
  •
  Wausau-Mosinee Paper Corporation

        Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

	Base Period 31-Dec-98	Years Ending
		31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03

Schweitzer-Mauduit International, Inc.	$100.00	$91.02	$135.10	$172.23	$181.96	$226.61

Wilshire 500 Index	$100.00	$123.56	$110.10	$98.03	$77.58	$102.12

Peer Group	$100.00	$126.07	$101.01	$101.87	$89.94	$112.11

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

        In 2003, the Corporation and certain of its subsidiaries retained the legal services of the law firm UGGC & Associés. Laurent G. Chambaz, a director of the Corporation, is a partner in UGGC Associés. The cost of such services during 2003 was $206,547, representing less than 1% of the law firm's gross revenues.

        Management believes that the cost of services rendered by Mr. Chambaz during 2003 were reasonable compared with the cost of obtaining similar services, materials and supplies from unaffiliated third parties.

OTHER MATTERS

        The management of the Corporation knows of no other matters to be presented at the 2004 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Outside Auditors

        The Board of Directors of the Corporation has approved the Audit Committee's retention of Deloitte & Touche LLP as the principal outside auditors for the Corporation for the current year. Deloitte & Touche LLP has been the outside auditor for the Corporation since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Stockholder Proposals

        Under Securities and Exchange Commission rules, if a stockholder wishes to have a proposal considered for inclusion in the Corporation's proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders, a proposal must be received by the Secretary of the Corporation at the Corporation's principal executive offices no later than November 20, 2004. The Corporation reserves the right to decline to include in the Corporation's proxy statement any stockholder's proposal that does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

        The By-Laws of the Corporation include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the Securities and Exchange Commission. Pursuant to the By-Laws, a stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Corporation's Secretary. To be timely, a stockholder's notice must be delivered and received at the Corporation's principal executive offices not less than 50 days nor more than 75 days prior to the Annual Meeting of Stockholders; provided that if less than 60 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the Annual Meeting of Stockholders date was mailed or such public disclosure of the date was made, whichever first occurs.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports with the Securities and Exchange Commission regarding beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

        To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements of the Act.

Form 10-K

        The Corporation's Annual Report to the Securities and Exchange Commission SEC on Form 10-K for the fiscal year ended December 31, 2003 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of March 4, 2004. Additional copies of the Corporation's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of March 4, 2004, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Corporation's Common Stock. The written request should be directed to: Paul C. Roberts, Chief Financial Officer and Treasurer.

COMMUNICATING WITH THE BOARD

        Stockholders may communicate directly with the Board of Directors by telephonic or written communication as set forth below. Each communication intended for the Board of Directors and received by the Secretary and General Counsel that is related to the operation of the Corporation will be forwarded to the designated person. The Secretary and General Counsel may screen communications solely for the purpose of eliminating communications that are commercial in nature and not related to the operation of the Corporation and to conduct appropriate security clearance. All communications relating the operation of the Corporation shall be forwarded to the designated recipient in their entirety.

If by phone:	A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible only to the General Counsel of the Corporation. Messages received on this line will be maintained in confidence to the extent practicable.
If by mail:
A sealed envelope marked "Confidential" and prominently marked on the outside of the envelope that it is directed to the attention of the Audit Committee Chairman or the Lead Non-Management Director, as appropriate, may be mailed to
Secretary and General Counsel Schweitzer-Mauduit International, Inc. 100 North Point Center East — Suite 600 Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

        You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

INVITATION TO STOCKHOLDERS
NOTICE OF 2004 ANNUAL MEETING
PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 29, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/ Please detach along perforated line and mail in the envelope provided. \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Class III Directors:
			NOMINEES:	2.	To Approve the Schweitzer-Mauduit International, Inc. Annual Incentive Plan	☐	☐	☐
	☐	FOR ALL NOMINEES	☐ Wayne H. Deitrich ☐ Leonard J. Kujawa
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Larry B. Stillman	3.	To Approve the Schweitzer-Mauduit International, Inc. Long-Term Incentive Plan	☐	☐	☐
	☐	FOR ALL EXCEPT (See instructions below)		4.	In their discretion, the proxies are uthorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting.
				This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Items 1, 2 and 3.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •				PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
				Please mark here if you plan to attend the meeting. ☐

To change the address on your account, please check the box at    ☐
right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East
Suite 600
Alpharetta, Georgia 30022-8246
COMMON STOCK PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting of Stockholders, April 29, 2004

        The undersigned hereby appoints JOHN W. RUMELY, JR., PAUL C. ROBERTS and WAYNE L. GRUNEWALD, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Corporation") held of record by the undersigned on March 4, 2004, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 29, 2004, and any adjournment thereof.

(Continued and to be signed on the reverse side)

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NOMINATION OF DIRECTORS
PROPOSAL ONE ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
PROPOSAL TWO APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC. ANNUAL INCENTIVE PLAN
PROPOSAL THREE APPROVAL OF THE SCHWEITZER-MAUDUIT INTERNATIONAL, INC. LONG-TERM INCENTIVE PLAN
Summary Compensation Table
2003 Option Grants
Aggregated Options Exercises in 2003 and 2003 Year-End Option Values
Table A Final Average Pay Formula Benefit
Table B Retirement Contribution Credit
Table C Cash Balance Benefit Formula
YOUR VOTE IS IMPORTANT